Exhibit 10.18

September 17, 2020

The tru Shrimp Company

Attn: Michael Ziebell

330 3rd Street

Balaton, MN 56115

Re: Waiver of Right of First Offer

Mr. Ziebell:

This letter will confirm that the terms of the Right of First Offer dated August 8, 2017 (the “ROFO”) is hereby waived for an additional period from May 2, 2020 through September 30, 2021 and that The tru Shrimp Company is permitted to solicit offer to invest in the securities of The tru Shrimp Company and accept such offers during such waiver period without further obligation to Schwan’s.

Very truly yours,

SCHWAN’S SHARED SERVICES, LLC

By:	/s/ Dimitrios P. Smyrnios
Name:	Dimitrios P. Smyrnios
Title:	President